EXHIBIT 10.3

THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY STATE. THIS WARRANT MAY NOT BE OFFERED, SOLD, HEDGED, PLEDGED OR OTHERWISE TRANSFERRED. ANY SHARES OF COMMON STOCK ISSUED UPON EXERCISE OF THIS WARRANT MAY NOT BE OFFERED, SOLD, HEDGED, PLEDGED OR OTHERWISE TRANSFERRED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR, IN THE OPINION OF LEGAL COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY AND THE TRANSFER AGENT, SUCH OFFER, SALE, HEDGE, PLEDGE OR OTHER TRANSFER IS EXEMPT FROM SUCH REGISTRATION.
WARRANT

Company:	CytRx Corporation, a Delaware corporation (the "Company").
Number of Shares:	3,000,000 shares of Common Stock (the "Shares")
Type/Series of Stock:	Common Stock, par value $0.001 per share (the "Common Stock").
Warrant Strike Price:	$1.10 per share of Common Stock
Issue Date:	July 27, 2017
Expiration Date:	January 27, 2019
THIS WARRANT CERTIFIES THAT, for good and valuable consideration, NantCell, Inc. (the "Holder") is entitled to the consideration described herein upon exercise of this Warrant (the "Warrant"), all as set forth above and as adjusted pursuant to Section 2 of this Warrant, subject to the provisions and upon the terms and conditions set forth in this Warrant. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in that certain Stock Purchase Agreement (the "Stock Purchase Agreement"), dated as of the date hereof, between the Company and the Holder.
Exh 10.3 Page 1

SECTION 1. EXERCISE.
1.1
       1.1  Method of Exercise. Holder may at any time after July 27, 2017 and prior to the Expiration Date, exercise this Warrant, in whole, or from time to time in part, but not for less than 500,000 Shares and not as to a fractional share, by delivering to the Company the original of this Warrant together with a duly executed Notice of Exercise in substantially the form attached hereto as Appendix 1 (the date on which such Notice of Exercise is delivered, the "Exercise Date"; provided, however, that if such Notice of Exercise is delivered after 5:00 p.m., Eastern Time, on a Business Day (as defined below) or is delivered on a day that is not a Business Day, the Exercise Date will be the next succeeding Business Day). If this Warrant is exercised in respect of less than all of the Shares exercisable under the Warrant at any time prior to the Expiration Date, a new Warrant of like tenor exercisable for the remaining Shares exercisable under the Warrant may be delivered to the Holder by the Company. This Warrant or any part thereof surrendered in exercise of th rights thereby evidences shall thereupon be cancelled by the Company and retires

The Holder, at its option, may exercise this Warrant, in whole or in part, by means of a "cashless exercise" in which the Holder shall be entitled to receive a certificate for the number of Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:
(A) = the VWAP on the Trading Day immediately preceding the date on which Holder elects to exercise this Warrant by means of a "cashless exercise," as set forth in the applicable Notice of Exercise;
(B) = the Warrant Strike Price, as adjusted hereunder; and
(X) = the number of Shares that would be issuable upon exercise of this Warrant in accordance with the terms of this Warrant if such exercise were by means of a cash exercise rather than a cashless exercise.
"VWAP" means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the arithmetic average of the daily volume weighted average price of the Common Stock as displayed under the heading of "Bloomberg VWAP" on Bloomberg page "FSAM <Equity> AQR" for each Trading Day during the 10 consecutive Trading Day Period immediately preceding the Exercise Date (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if the Common Stock is not then listed or quoted for trading on the OTC Bulletin Board and if prices for the Common Stock are then reported in the "Pink Sheets" published by Pink OTC Markets, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (c) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Holder and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company. "Trading Market" means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE MKT, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange or the OTC Bulletin Board (or any successors to any of the foregoing).
        1.2 Lock-Up Period.  All Shares issued upon exercise of  the Warrant are subject to the terms of Section 5.1, "Lock-Up Period," of the Stock Purchase Agreement.
                      1.3 Replacement of Warrant. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form, substance and amount to the Company or, in the case of mutilation, on surrender of this Warrant to the Company for cancellation, the Company shall, within a reasonable time, execute and deliver to Holder, in lieu of this Warrant, a new warrant of like term, tenor and amount.
Exh 10.3 Page 2

                               1.4 Treatment of Warrant Upon Acquisition of Company.
(a) Acquisition. For the purpose of this Warrant, "Acquisition" means any transaction or series of related transactions involving: (i) the sale, lease, exclusive license, or other disposition of all or substantially all of the assets of the Company to a person or group of persons acting together; or (ii) any merger or consolidation of the Company into or with another person or entity.
      (b) Treatment of Warrant at Acquisition. In the event of an Acquisition in which the consideration to be received by the Company's stockholders consists solely of cash, solely of Marketable Securities (as defined below) or a combination of cash and Marketable Securities (a "Cash/Public Acquisition"), then, if immediately prior to the closing of the Cash/Public Acquisition, the price per Share of Company Common Stock, which shall be the arithmetic average of the volume-weighted average prices per Share as displayed under the heading of "Bloomberg VWAP" on Bloomberg page "FSAM <Equity> AQR" for each Trading Day during the 20 consecutive Trading Day Period immediately preceding the Exercise Date, would be greater than the Warrant Strike Price in effect on such date, then this Warrant shall, automatically and without further action on the part of any party or other person, be deemed, as of immediately prior to the closing of such Cash/Public Acquisition, to be exercised pursuant to Section 1.1 on a cashless basis, and the Company shall promptly notify the Holder of the amount of cash and/or the number of Shares (or other securities) issued upon such exercise to the Holder in connection with the Cash/Public Acquisition.
(c) Notice. The Company shall provide Holder with written notice of the Cash/Public Acquisition (together with such reasonable information as Holder may reasonably require regarding the treatment of this Warrant in connection with such contemplated Cash/Public Acquisition giving rise to such notice), which is to be delivered to Holder not less than ten (10) Business Days following the execution of the definitive transaction agreement in connection with the proposed Cash/Public Acquisition.
(d) Assumption of Obligations. Upon the closing of any Acquisition other than a Cash/Public Acquisition where the Warrant is automatically exercised pursuant to Section 1.4(b) above, the acquiring, surviving or successor entity (if other than the Company) shall assume the obligations of this Warrant, and, in the case of any Acquisition where the holders of the Common Stock are entitled to receive cash, securities or other property ("Reference Property") for their shares of Common Stock, all references to "Shares" in this Warrant shall instead be to the type and amount of Reference Property that a holder of one share of Common Stock would receive in such Acquisition, subject to adjustment from time to time in accordance with the provisions of this Warrant (it being understood that no such further adjustments will be required with respect to any portion of the Reference Property that does not consist of equity securities). For purposes of the foregoing, the type and amount of consideration that holders of Common Stock are entitled to in the case of events that cause Common Stock to be converted into the right to receive more than a single type of consideration because holders of Common Stock have the right to elect the type of consideration they receive will be deemed to be the weighted average of the types and amounts of consideration received by the holders of Common Stock that affirmatively make such an election. The provisions of this Section 1.4(d) shall similarly apply to successive Acquisitions.
    (e) Definition of Marketable Securities. As used in this Warrant, "Marketable Securities" means securities meeting all of the following requirements: (i) the issuer thereof is then subject to the reporting requirements of Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and is then current in its filing of all required reports and other information under the Act and the Exchange Act; and (ii) the class and series of shares or other security of the issuer that would be received by Holder in connection with the Acquisition were Holder to exercise this Warrant on or prior to the closing thereof is then traded in a Trading Market.
Exh 10.3 Page 3

SECTION 2.  ADJUSTMENTS TO THE SHARES AND WARRANT STRIKE PRICE.
      2.1 Stock Dividends and Splits. If the Company declares or pays a dividend or distribution on the outstanding shares of Common Stock, payable in Common Stock, or subdivides the outstanding shares of Common Stock by reclassification or otherwise into a greater number of shares, the Number of Shares shall be proportionately increased and the Warrant Strike Price shall be proportionately decreased. If the outstanding shares of Common Stock are combined or consolidated, by reclassification or otherwise, into a lesser number of shares, the Warrant Strike Price shall be proportionately increased and the Number of Shares shall be proportionately decreased.
                        2.2 Reclassification, Exchange, Combinations, Substitution or Replacement. Upon any event whereby all of the outstanding shares of Common Stock are reclassified, exchanged, combined, substituted, or replaced for, into, with or by Company securities of a different class and/or series, then from and after the consummation of such event, this Warrant will be exercisable for the number, class and series of Company securities that Holder would have received had the Shares been outstanding on and as of the consummation of such event, and subject to further adjustment thereafter from time to time in accordance with the provisions of this Warrant. The provisions of this Section 2.2 shall similarly apply to successive reclassifications, exchanges, combinations substitutions, replacements or other similar events.
                        2.3 No Fractional Share. No fractional Share shall be issuable upon exercise of this Warrant and the number of Shares to be issued shall be rounded down to the nearest whole Share.
SECTION 3.  REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY.
                        3.1 Representations and Warranties. The Company represents and warrants to, and covenants and agrees with, the Holder as follows:
            (a)           Authorization of Warrant. All corporate actions on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Warrant and for the issuance of the shares of Common Stock upon the exercise of the Warrant have been taken. The Company has the requisite corporate power to enter into this Warrant and to carry out and perform its obligations thereunder. The Warrant, when executed and delivered by the Company, shall be duly authorized, executed and delivered and, upon due execution and delivery by Holder, the Warrant will be a valid and binding agreement of the Company, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or by equitable principles.
             (b)            Organization and Good Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and carry on its business as now conducted. The Company is duly qualified and is in good standing as a foreign corporation in each jurisdiction in which the properties owned, leased or operated, or the business conducted, by it requires such qualification except where the failure to be so qualified or in good standing, individually or in the aggregate, would not have a Material Adverse Effect, as defined in the Stock Purchase Agreement.
(c)              No Other Representations and Warranties. The Company acknowledges that except as set forth in Section 4, neither Purchaser nor any director, officer, employee, agent or representative of Purchaser makes any representation or warranty, either express or implied, concerning the transactions contemplated by this Agreement.
Exh 10.3 Page 4

SECTION 4. REPRESENTATIONS, WARRANTIES OF THE HOLDER.
Holder represents and warrants to the Company (which representations and warranties will be deemed repeated upon exercise of this Warrant) as follows:
    4.1 Organization and Good Standing. Holder is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and carry on its business as now conducted. Holder is duly qualified and is in good standing as a foreign corporation in each jurisdiction in which the properties owned, leased or operated, or the business conducted, by it requires such qualification except where the failure to be so qualified or in good standing, individually or in the aggregate, would not have a material adverse effect on the on the business, assets, liabilities, financial condition or results of operations of Holder and its subsidiaries, taken as a whole.
    4.2 Authorization. All corporate actions on the part of Holder, its officers, directors and stockholders necessary for the authorization, execution and delivery of the Warrant have been taken. Holder has the requisite corporate power to enter into the Warrant and to carry out and perform its obligations thereunder. The Warrant, when executed and delivered by Holder, shall be duly authorized, executed and delivered and, upon due execution and delivery by the Company. The Warrant will be a valid and binding agreement of Holder, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or by equitable principles.
    4.3 No Conflicts. Neither the execution, delivery nor performance of the Warrant, nor the consummation by Holder of the transactions contemplated by the Warrant will result in any violation of, be in conflict with, cause any acceleration or any increased payments under, or constitute a default under, with or without the passage of time or the giving of notice: (a) any provision of Holder's Amended and Restated Certificate of Incorporation or Holder's Bylaws, each as in effect on the date hereof or at the Closing; (b) any provision of any judgment, decree or order to which Holder is a party or by which it is bound; or (c) any note, mortgage, material contract, material agreement, license, waiver, exemption, order or permit, except in the case of subsections (b) and (c) as would not have had, or reasonably would be expected to have, a material adverse effect on the on the business, assets, liabilities, financial condition or results of operations of Holder and its subsidiaries, taken as a whole.
    4.4 Ownership. Other than the Shares of Common Stock to be acquired upon exercise of this Warrant and the Shares of Common Stock to be acquired pursuant to the Stock Purchase Agreement, none of Holder nor any of its Affiliates, nor any "group" of persons (as such term is used in and construed under Sections 13d-3 and 14d-2 of the Exchange Act) owns any shares or other securities of the Company or any direct or indirect rights or options to acquire any such securities or any securities convertible into such securities or has any rights to acquire such securities, or has established or increased, directly or indirectly, a put equivalent position, as defined in Rule 16a-1(h) under the Exchange Act, with respect to the Company's equity securities. Immediately prior to the entry into this Agreement, Holder is not the beneficial owner, as defined under Rule 13d-3 under the Exchange Act, of any securities of the Company. None of Holder nor any of its Affiliates has traded in any shares or other securities of the Company in the ninety (90) days prior to the date hereof.
Exh 10.3 Page 5

    4.5 Investment Representations. In connection with the offer and delivery of this Warrant and the acquisition of shares of Common Stock upon the exercise of this Warrant, Holder makes the following representations:
           (a)    Purchase for Own Account. Holder is acquiring the Warrant and Shares of Common Stock for its own account, not as nominee or agent, for investment and not for, with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Act. Holder does not presently have any contract, undertaking or agreement with any person to sell, transfer or grant participation rights to such person or to any other person with respect to the Warrant or any of the Shares of Common Stock acquired by Holder hereunder. Holder has not been organized solely for purposes of acquiring the Warrant or the shares of Common Stock.
           (b) Restricted Securities. Holder understands that the Warrant and the Shares of Common Stock to be acquired upon the exercise of the Warrant are being offered and sold to it in reliance upon specific exemptions from the registration requirements of the Securities Act and state securities laws and that the Company is relying upon the truth and accuracy of, and Holder's compliance with, the representations, warranties, agreements, acknowledgments and understandings of Holder set forth herein in order to determine the availability of such exemptions and the eligibility of Holder to acquire the Warrant and Shares of Common Stock.  Holder understands that the Shares of Common Stock, when issued, shall be "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws the Shares may be resold without registration under the Securities Act only in certain limited circumstances. Consequently, Holder may have to bear the risk of owning the shares for an indefinite period of time. Holder is familiar with Rule 144 as presently in effect.
          (c) Holder Status.  At the time Holder was offered this Warrant, it was, and as of the date of this Warrant is, an "accredited investor" as defined in Regulation D, Rule 501(a), promulgated under the Securities Act.
          (d) Knowledge and Experience of Holder.  Holder has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Shares of Common Stock to be acquired upon exercise of the Warrant, and has so evaluated the merits and risks of such investment.  Holder has had the opportunity to review the Company's documents filed with the U.S. Securities and Exchange Commission and to ask questions of, and receive answers from, the officers of the Company concerning the Company, including its financial condition, results of operation and prospects, and the terms and conditions of the Shares issuable upon the exercise of the Warrant sufficient to enable it to evaluate its investment. Holder has received all of the information it considers necessary or appropriate for deciding whether to acquire the Shares to be acquired upon any exercise of the Warrant. Holder understands that its acquisition of any Shares issuable upon the exercise thereto involves a significant degree of risk. Holder understands that the market price of the Common Stock has been volatile and that no representation is being made as to the future value of the Common Stock.  Holder is able to bear the economic risk of acquiring the Shares of Common Stock to be acquired upon exercise of the Warrant, and is able to afford a complete loss of such acquisition.
Exh 10.3 Page 6

           (e) Legend. Holder understands that, until such time as a registration statement has been declared effective or the Shares issuable upon exercise of the Warrant may be sold pursuant to Rule 144 under the Securities Act without any restriction as to the number of securities as of a particular date that can then be immediately sold, the certificates evidencing the Shares of Company Common Stock will bear with one or all of the following restrictive legends:
(i)
THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE OFFERED, SOLD, HEDGED, PLEDGED OR OTHERWISE TRANSFERRED UNLESS AND UNTIL REGISTERED UNDER SAID ACT OR, IN THE OPINION OF LEGAL COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE ISSUER AND THE TRANSFER AGENT, SUCH OFFER, SALE, HEDGE, PLEDGE OR OTHER TRANSFER IS EXEMPT FROM SUCH REGISTRATION;

(ii)	any legend required by the securities laws of any state.
     4.6 The Act. Holder understands that this Warrant and the Shares issuable upon exercise hereof have not been registered under the Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the Holder's investment intent as expressed herein. Holder understands that any Shares issued upon any exercise hereof must be held indefinitely unless subsequently registered under the Act and qualified under applicable state securities laws, or unless exemption from such registration and qualification are otherwise available.  Holder is aware of the provisions of Rule 144.
4.7 No Voting Rights. Holder, as a Holder of this Warrant, will not have any voting rights until the exercise of this Warrant, to the extent the Holder receives Common Stock upon such exercise.
     4.8 Affiliate Status. Holder is not an "affiliate" (as defined in Rule 144 under the Securities Act) of the Company and has not been an "affiliate" (as defined in Rule 144 under the Securities Act) of the Company within the three months immediately preceding the issuance of this Warrant.
     4.9 No Other Representations and Warranties. Holder acknowledges that, except as set forth in Section 3, neither the Company nor any director, officer, employee, agent or representative of the Company makes any representation or warranty, either express or implied, concerning the shares of Common Stock or the transactions contemplated by this Warrant. Nothing in this Section 4.9 will affect the representations and warranties in the Stock Purchase Agreement or that certain Exclusive License Agreement of even date herewith.
Exh 10.3 Page 7

SECTION 5.  MISCELLANEOUS.
         5.1 Term. This Warrant is exercisable at any time and from time to time on or before 5:00 PM, Eastern Time, on the Expiration Date and shall be void thereafter.
         5.2 Compliance with Securities Laws on Transfer. This Warrant and the Shares issued upon exercise of this Warrant, if any (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) may not be offered, sold, hedged, pledged or otherwise transferred in whole or in part except in compliance with applicable federal and state securities laws by all parties to such offer, sale, hedge, pledge or other transfer (including, without limitation, the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, as reasonably requested by the Company).
         5.3 Transfer of Warrant.   Without the express prior written consent of the Company, the Holder may not Transfer this Warrant to any Person other than to an Affiliate or in connection with the Transfer of Registrable Securities not prohibited under the Stock Purchase Agreement.  Any Transfer in violation of this Section 5.3 shall be void and of no force or effect.   In the event that the Company consents to any Transfer requested by the Holder to any Person (a "Proposed Transferee"), such Transfer shall be conditioned upon the receipt of an opinion of counsel reasonably satisfactory to the Company that such Transfer to a Proposed Transferee would not result in a violation of the provisions of the Securities Act and applicable state securities laws.  Each Holder of this Warrant and any Shares issued upon exercise of this Warrant, by taking or holding the same, consents to and agrees to be bound by the provisions of this Section 5.3, and to the execution of an Assignment substantially in the form of Appendix 2.  For the purposes of this Section 5.3, the term "Transfer" shall mean to dispose of or part with all or any portion of an interest (legal or equitable) by any means, direct or indirect, absolute or conditional, voluntary or involuntary, including, but not limited to, by sale, assignment, disposition, court order, operation of law, dissolution, merger, consolidation, division, spin-off, dividend, distribution, equitable or other distribution after divorce or separation, settlement, exchange, waiver, abandonment, gift, alienation, bequest, pledge, hypothecation, encumbrance or disposal.
       5.4 Transfer Tax. Holder will pay any applicable transfer, stamp and other similar taxes that may be imposed in respect of the issuance of this Warrant or in respect of the issuance of Common Stock upon exercise of this Warrant.
       5.5  Beneficial Ownership. Notwithstanding anything to the contrary in this Warrant, except with the prior written consent of the Company, during the Lock-Up Period as defined in the Stock Purchase Agreement, in no event shall the Holder be entitled to receive, or shall be deemed to receive, any Shares if, immediately upon giving effect to such receipt of such Shares, the "beneficial ownership" (within the meaning of Section 13 of the Exchange Act and the rules promulgated thereunder) of Shares by Holder, any of its affiliates subject to aggregation with Holder for purposes of the "beneficial ownership" test under Section 13 of the Exchange Act and all persons who may form a "group" (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) with Holder with respect to "beneficial ownership" of any Shares would be equal to or greater than 14.9% or more of the outstanding shares of Common Stock on the date of determination.
Exh 10.3 Page 8

       5.6 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given if so given) by hand delivery, email, facsimile, cable, telecopy or mail (registered or certified, postage prepaid, return receipt requested) to the respective parties hereto addressed as follows:
If to the Company:
CytRx Corporation
11726 San Vicente Boulevard, Suite 650
Los Angeles, California 90049
Attention: John Caloz, Chief Financial Officer
Facsimile: 310-826-6139
 Email: jcaloz@cytrx.com
With a copy to (which shall not constitute notice):
Skadden, Arps, Slate, Meagher & Flom LLP
4 Times Square
New York, New York 10036
Attention: Marie L. Gibson, Esq. and Matthew Zisk, Esq.
Richard J. Grossman
Facsimile: (212) 735-2000
 Email: marie.gibson@skadden.com and matthew.zisk@skadden.com
If to the Holder:
NantCell, Inc.
9920 Jefferson Boulevard
Culver City, California 90232
Attention: General Counsel
Facsimile: (310) 853-7401
 Email: ckim@nantworks.com
Exh 10.3 Page 9

        5.7 Amendment; Waiver. This Warrant may be amended only by a written instrument duly executed by the parties hereto or their respective permitted successors or assigns. This Warrant and any term hereof may be changed, waived, discharged or terminated (either generally or in a particular instance and either retroactively or prospectively) only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.
        5.8 Counterparts; Facsimile/Electronic Signatures. This Warrant may be executed in counterparts, all of which together shall constitute one and the same agreement. Any signature page delivered electronically or by facsimile shall be binding to the same extent as an original signature page with regards to any agreement subject to the terms hereof or any amendment thereto.
        5.9 Governing Law; Consent to Jurisdiction. This Warrant shall be governed by, and construed and enforced in accordance with, the laws of the State of California without regard to its choice of law principles to the extent that the application of the laws of another jurisdiction would be required thereby. Each party hereby irrevocably and unconditionally (a) submits, for itself and its property, to the exclusive jurisdiction and venue of the State and Federal Courts in the County of Los Angeles in the State of California (as applicable, the "California Courts"), and any appellate court from any decision thereof, in any suit, action or other proceeding with respect to the subject matter of this Warrant (each, a "Proceeding"), including the negotiation, execution or performance of this Warrant and agrees that all claims in respect of any such Proceeding shall be heard and determined in the California Courts, (b) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any Proceeding with respect to the subject matter of this Warrant or the negotiation, execution or performance of this Warrant in the California Courts, including any objection based on its place of incorporation or domicile, (c) waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such Proceeding in any such court and (d) agrees that a final judgment in any such Proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law.
         5.10 Headings. The headings in this Warrant are for purposes of reference only and shall not limit or otherwise affect the meaning of any provision of this Warrant.
         5.11 Business Days and Trading Days. "Business Day" is any day other than a Saturday, Sunday or nationally recognized holiday. "Trading Day" is any day on which (a) there is no Market Disruption Event (as defined below) and (b) The Nasdaq Global Select Market or, if the Common Stock is not listed on The Nasdaq Global Select Market, the principal other securities exchange on which Common Stock is then listed is open for trading or, if the Common Stock is not so listed, any Business Day. For these purposes, a "Trading Day" includes only those days that have a scheduled closing time of 4:00 p.m. (New York City time) or the then-standard closing time for regular trading on the relevant exchange or trading system. "Market Disruption Event" means (i) a failure by the primary exchange or quotation system on which the Common Stock trades or is quoted to open for trading during its regular trading session or (ii) the occurrence or existence for more than one half-hour period in the aggregate on any Trading Day for the Common Stock of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by The Nasdaq Global Select Market or otherwise) in the Common Stock or in any options, contracts or future contracts relating to the Common Stock, and such suspension or limitation occurs or exists at any time before 1:00 p.m. (New York City time) on such day.
[Remainder of page left blank intentionally; signature page follows]
Exh 10.3 Page 10

IN WITNESS WHEREOF, the parties have caused this Warrant to be executed by their duly authorized representatives effective as of the Issue Date.

CYTRX CORPORATION
By:   /s/ Steven Kriegsman
 Name: Steven Kriegsman
 Title:Chief Executive Officer
NANTCELL, INC.
By:    /s/Patrick Soon-Shiong
 Name: Patrick Soon-Shiong
 Title:Chief Executive Officer

Exh 10.3 Page 11

APPENDIX 1
NOTICE OF EXERCISE
TO: CYTRX, INC.

(1)
          The undersigned hereby elects to purchase ________ Shares of the Company pursuant to the terms of the attached Warrant, and tenders herewith payment of the applicable exercise price, together with all applicable transfer taxes, if any.

         (2) Payment shall take the form of (check applicable box):
[  ] in lawful money of the United States; or
[  ]  the cancellation of such number of Shares as is necessary, in accordance with the formula set forth in Section 1.1, to exercise this Warrant with respect to the maximum number of Shares purchasable pursuant to the cashless exercise procedure set forth in Section 1.1.
                                    (3) Please issue a certificate or certificates representing said Shares in the name of the undersigned or in such other name as is specified below:
_______________________________

The Shares shall be delivered to the following DWAC Account Number or by physical delivery of a certificate to:

_______________________________

_______________________________

_______________________________

[SIGNATURE OF HOLDER]

Name of Investing Entity: ________________________________________________________________________
Signature of Authorized Signatory of Investing Entity: _________________________________________________
Name of Authorized Signatory: ___________________________________________________________________
Title of Authorized Signatory: ____________________________________________________________________
Date: ________________________________________________________________________________________
Exh 10.3 Page 12

APPENDIX 2
ASSIGNMENT
For value received, [__________] hereby sells, assigns and transfers in accordance with that certain Warrant issued by CYTRX CORPORATION (the "Company"), on July 27, 2017 (the "Warrant"), together with all rights, title and interest therein.

Name:	[WARRANTHOLDER TRANSFEREE]
Address:
Tax ID:

[____________]

By:

Name:

Title:

Date:

By its execution below, and for the benefit of the Company, [WARRANTHOLDER TRANSFEREE] makes each of the representations and warranties set forth in Section 4 of the Warrant and agrees to all other provisions of the Warrant as of the date hereof.
[WARRANTHOLDER TRANSFEREE]

By:

Name:

Title:

Exh 10.3 Page 13